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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                         reported): February 20, 2002.

                                PAXAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

         0-5610                                            13-5670050
  (Commission File Number)                     (IRS Employer Identification No.)

105 CORPORATE PARK DRIVE, WHITE PLAINS, NEW YORK                  10604
    (Address of Principal Executive Offices)                   (Zip Code)

                                 (914) 697-6800
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) The Registrant's Board of Directors, pursuant to the recommendation of the Board's Audit Committee, has adopted a plan to change the Registrant's auditors approximately every seven years. Arthur Andersen LLP has been the Registrant's auditors for more than seven years. Accordingly, on February 20, 2002, the Chairman of the Audit Committee and the Chief Financial Officer, acting pursuant to the Board's direction, informed Arthur Andersen LLP that its engagement as the Registrant's independent public accountants to audit and certify the Registrant's financial statements would be discontinued effective upon the completion of the audit of the Registrant's December 31, 2001 financial statements. Arthur Andersen's reports on the Registrant's financial statements for the years ended December 31, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through February 20, 2002, there were no disagreements between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         The Registrant has not yet retained another firm of accountants to act as its auditors for 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         Exhibit 16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 PAXAR CORPORATION
                                                 (Registrant)


Date: February 27, 2002                          By:  /s/ Jack R. Plaxe
                                                    ----------------------------
                                                      Jack R. Plaxe
                                                      Senior Vice President and
                                                      Chief Financial Officer